UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2007

General Electric Company
(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 8.01. Other Events

Exhibit 100 to this Current Report on Form 8-K contains documents formatted in XBRL (eXtensible Business Reporting Language) with information from General Electric Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission (SEC) on July 27, 2007. The information includes the (i) Condensed Statement of Earnings for the three and six months ended June 30, 2007 and 2006, (ii) Condensed Statement of Financial Position at June 30, 2007 and December 31, 2006, and (iii) Condensed Statement of Cash Flows for the six months ended June 30, 2007 and 2006.

Users of this data are advised pursuant to Rule 401 of Regulation S-T that the financial information contained in the XBRL-Related Documents is unaudited and these are not the financial statements of General Electric Company as filed with the SEC. The purpose of submitting these XBRL-Related Documents is to test the related format and technology and, as a result, investors should not rely on the information in this Current Report on Form 8-K, including Exhibit 100, in making investment decisions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
The following exhibits are furnished herewith:
Exhibit Description
Exhibit 100
The following materials from General Electric Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on July 27, 2007, formatted in XBRL (eXtensible Business Reporting Language): (i) the Condensed Statement of Earnings for the three and six months ended June 30, 2007 and 2006, (ii) the Condensed Statement of Financial Position at June 30, 2007 and December 31, 2006, and (iii) the Condensed Statement of Cash Flows for the six months ended June 30, 2007 and 2006.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: September 4, 2007	/s/ Philip D. Ameen
Philip D. Ameen
Vice President and Comptroller

(3)

Exhibit Index

100
Materials from General Electric Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on July 27, 2007, formatted in XBRL (eXtensible Business Reporting Language): (i) the Condensed Statement of Earnings for the three and six months ended June 30, 2007 and 2006, (ii) the Condensed Statement of Financial Position at June 30, 2007 and December 31, 2006, and (iii) the Condensed Statement of Cash Flows for the six months ended June 30, 2007 and 2006.

(4)